Exhibit 10.21

PROMISSORY NOTE SETTLEMENT AGREEMENT

THIS PROMISSORY NOTE SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of September 26, 2014, by and between TNI BioTech, Inc., a Florida corporation (the “Company”), and Robert Dailey (the “Holder”).

RECITALS

WHEREAS, the Company and Holder entered into two Promissory Notes dated March 28, 2014 and March 7, 2014 (collectively, the “Notes”) for the total principal amount under the Notes equaling $400,000 (the “Principal Amount”);

WHEREAS, as of the date of this Agreement, the Company has accrued $4,219.18 of unpaid interest on the Principal Amount (collectively with the Principal Amount, the “Balance”);

WHEREAS, the Company desires to pay the Balance through the issuance of shares of its common stock, par value $0.0001 (the “Common Stock”) per share, and the Holder desires to accept shares of the Company’s Common Stock in full satisfaction of the Balance pursuant to the terms and conditions of this Agreement;

WHEREAS, as of the date of this Agreement, the Company owes the Holder 45,000 shares of its Common Stock under the Note for not satisfying in full the payment of the Principal Amount by the maturity date set forth in the Note (the “Penalty Shares”); and

WHEREAS, the Company desires to issue the Penalty Shares to the Holder pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder agree as follows:

1.           Payment of the Balance.

(a)           Valuation of Common Stock. The Company and Holder agree that, notwithstanding anything in the Note to the contrary, for the purpose of paying the Balance, each share of the Company’s Common Stock shall be valued at $0.25 per share (the “Per Share Value”). The Company and Holder determined the Per Share Value through negotiation and, as such, the parties recognize, acknowledge and agree that the Per Share Value may not be indicative of the true value of a share of the Company’s Common Stock.

(b)           Issuance of Shares.  Based on the Per Share Value, subject to the satisfaction of the terms and conditions set forth in this Agreement, the Company shall issue and deliver to Holder a stock certificate or stock certificates representing (i) 1,616,877 shares of the Company’s Common Stock in full satisfaction of the Balance (the “Settlement Shares”), and (ii) the 45,000 Penalty Shares. The stock certificate(s) for the Settlement Shares and the Penalty Shares shall bear a restrictive legend substantially in the form as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL (REASONABLY SATISFACTORY TO THE COMPANY), THAT REGISTRATION IS NOT REQUIRED UNDER SAID 1933 ACT.”

2.           Cancellation of the Note.  Holder hereby assigns, transfers and surrenders for cancellation the Note to the Company. Simultaneously with the execution of this Agreement, Holder shall deliver to the Company the Note, duly endorsed as terminated and cancelled. Holder acknowledges that upon Holder’s receipt of the Settlement Shares and the Penalty Shares pursuant to Section 2(b) above, Holder shall have no further rights to any payments under the Note.

3.           Representations and Warranties of the Company.

(a)           Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to execute and deliver this Agreement and all other instruments which are ancillary hereto.

(b)           Authorization; Approvals. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Holder, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, moratorium, fraudulent transfer, reorganization and other laws of general applicability affecting the rights and remedies of creditors and by general equitable principles (whether considered in a proceeding in equity or at law).

(c)           Settlement Shares and Penalty Shares. Once issued in accordance with the terms of this Agreement, the Settlement Shares and the Penalty Shares shall be duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Common Stock.

4.           Representations and Warranties of Holder.

(a)           Investment Representations.

(i) Holder is fully aware of the Company’s business, operations and financial condition and has had full access to the information Holder considers necessary or appropriate to make an investment decision with respect to accepting the Settlement Shares in full satisfaction of the Balance and the Penalty Shares and has had an opportunity to ask questions of and receive answers from a person or persons acting on the Company’s behalf concerning the terms and conditions of this Agreement, and all such questions have been answered to Holder’s full satisfaction.

(ii) Holder: (1) is acquiring the Settlement Shares and the Penalty Shares for Holder’s own account, for investment only, and not with a view toward the resale or distribution thereof; (2) has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of making investment decisions of this type; (3) has knowledge of finance, securities and investments generally; (4) has experience and skill in investments based on actual participation; and (5) has the ability to bear the economic risk of this investment and the ability, at the present time, to afford a complete loss of such investment.

(iii) Holder represents that Holder is an “accredited investor,” as such term is used in Regulation D as promulgated under the Securities Act of 1933, as amended, and that the Settlement Shares and the Penalty Shares are being issued to Holder in reliance upon said representation.

5.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.

6.           Binding Effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

7.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, supersedes any prior written or oral communications with respect thereto, and may not be modified except by a writing signed by all the parties.

8.           Counterparts; Signatures. This Agreement may be executed in multiple counterparts each of which when duly executed and delivered shall be an original. Facsimile or email signatures of the parties or counterparts of this Agreement will be binding as if such signatures were originals.

9.           Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement) shall survive the execution, acknowledgment, sealing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

10.           Binding Arbitration.  Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement, upon the request of either of the parties, shall be submitted to and settled by arbitration in conformance with rules of the American Arbitration Association then in effect. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court of any forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel.

11.           Further Assurances. The parties shall execute such further documents and do any and all such further things as may be necessary to implement and carry out the intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

Company:	Holder:

TNI BioTech, Inc.

By: /s/ Noreen Griffin	/s/ Robert Dailey
Noreen Griffin, Chief Executive Officer	Robert Dailey